                                                                   Exhibit 10(q)






                                      2002

                                 ROYAL APPLIANCE

                               PHANTOM STOCK PLAN



























                                               Effective Date: February 11, 2002

                                TABLE OF CONTENTS

ARTICLE                                                           NUMBER
-------                                                           ------



PURPOSE                                                              I

DEFINITIONS                                                          II

ELIGIBILITY AND PARTICIPATION                                        III

AWARD OF PHANTOM SHARES                                              IV

VESTING OF PHANTOM SHARES                                            V

EVENTS OF FORFEITURE                                                 VI

TERMINATION OF EMPLOYMENT                                            VII

DISABILITY OF A PARTICIPANT                                          VIII

DEATH OF A PARTICIPANT                                               IX

PAYMENT OF PHANTOM SHARES                                            X

NONTRANSFERABILITY OF PHANTOM SHARES                                 XI

ADMINISTRATION                                                       XII

AMENDMENT AND TERMINATION                                            XIII

PARTICIPATING EMPLOYERS                                              XIV

PHANTOM STOCK AGREEMENTS                                             XV

MISCELLANEOUS                                                        XVI

                                    ARTICLE I

                                     PURPOSE

1.1 This 2002 Royal Appliance Phantom Stock Plan is intended to serve as an incentive to key employees of the Company and Participating Employers, and to attract and retain in their employ persons of outstanding abilities upon whom the future success of the Company largely depends. This Plan shall become effective February 11, 2002.



                                   ARTICLE II

                                   DEFINITIONS

         2.1 ACTUAL SHARES. The words "Actual Shares" shall mean the common shares, without par value, of the Company.

         2.2 ADMINISTRATOR. The word "Administrator" shall mean the Compensation Committee or the person, persons, committee, corporation, partnership or other entity designated as Administrator under Article XII.

         2.3 APPEALS COMMITTEE. The words "Appeals Committee" shall mean the Appeals Committee established pursuant to Article XII.

         2.4 BENEFICIARY The word "beneficiary" shall mean any person who receives or is designated to receive payment of any amounts under the terms of this Plan because of the participation of another person in this Plan.

         2.5 BOARD. The word "Board" shall mean the Board of Directors of the Company, as the same may change from time to time.

         2.6 CAUSE. The word "Cause" shall mean for purposes of this Plan any of the following occurring while a Participant or former Participant is an employee of the Company or any Participating Employer:

         (a) his engaging in any act of fraud or gross dishonesty or criminal activity with respect to the Company or any Participating Employer; or

         (b)      his conviction of any felony; or

         (c) his engaging in any act of willful misconduct or gross negligence which adversely affects the Companies or any Participating Employer; or

         (d) his refusal to submit to a medical examination if directed to do so by the Company or Participating Employer to determine whether the Participant is disabled under this Plan.

         2.7 CHANGE IN CONTROL. The words "Change in Control" shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A or Item 1 of Form 8-K (or any similar item or successor schedule, form, or report) promulgated under the Securities Exchange Act of 1934 as amended ("Exchange Act"); provided that, without limitation, such a change in control shall be deemed to have occurred if and at such times as (i) any "person" (as such term is used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) becomes the beneficial owner, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities, or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority (i.e., more than one-half) thereof unless the election, or the nomination for election by the Company's shareholders, of each new director during such two-year period was approved by an affirmative vote of at least two-thirds of the directors then still in office who were directors at the beginning of said two-year period. In addition, a change of control shall be deemed to have occurred if there is (a) the sale, lease or other transfer in one or more transactions not in the ordinary course of business of a total of seventy percent (70%) or more of the Company's assets, or (b) any merger or consolidation between the Company and another corporation or other legal entity immediately after which the Company's stockholders immediately prior to the transaction hold, directly or indirectly, less than fifty percent (50%) of the combined voting power of the Company or its successor.

         2.8 COMMITTEE. The word "Committee" shall mean the Compensation Committee of the Board of Directors of Royal Appliance Mfg. Co., which shall consist of three (3) or more members designated by the Board of Directors.

         2.9 COMPANY. The word "Company" shall mean Royal Appliance Mfg. Co., and any successor corporation or business organization which shall assume the duties and obligations of Royal Appliance Mfg. Co. under this Plan.

         2.10 DISABILITY. The word "Disability" shall mean a physical or mental condition of a Participant resulting from bodily injury, disease, or mental disorder which renders him incapable of continuing his usual and customary employment with the Company. A licensed physician chosen by the Administrator shall determine whether a Participant has a disability. The criteria for determining Disability status shall be applied uniformly to all Participants.

         2.11 EFFECTIVE DATE. The words "Effective Date" shall mean February 11, 2002.

         2.12 HE, HIM, HIS. The words "he," "him," and "his" shall mean, in addition to their common meaning, "she," "her," "hers," "it" or "its," as the context may require, and generally, whenever any pronoun is used herein, it shall be construed to include the masculine pronoun, the feminine pronoun or the neuter pronoun, as shall be appropriate.

         2.13 PARTICIPANT. The word "Participant" shall mean any individual who is designated by the Board and who takes the necessary actions to participate in the Plan pursuant to Article III hereof.

         2.14 PARTICIPATING EMPLOYER. The words "Participating Employer" shall mean the Company and such subsidiaries and affiliated companies of the Company which participate in the Plan with the consent of the Board of Directors.

         2.15 PHANTOM SHARE. The words "Phantom Share" shall mean a phantom unit of ownership awarded to a Participant pursuant to this Plan that represents one
(1) Actual Share.

         2.16 PHANTOM SHARE VALUE. The words "Phantom Share Value" shall mean the fair market value of an Actual Share. The fair market value of an Actual Share shall be the closing price of an Actual Share on the New York Stock Exchange or other applicable national stock exchange with which the Company is registered for the trading date for which the fair market value of an Actual Share is reported which is coincident with or immediately prior to the date the Phantom Share Value is determined under this Plan

         2.17 PHANTOM STOCK AGREEMENT. The words "Phantom Stock Agreement" shall mean an agreement entered into by the Company or other Participating Employer and a Participant for the purpose of awarding Phantom Shares to the Participant in accordance with Section 4.2 of this Plan.

         2.18 PLAN. The word "Plan" shall mean the 2002 Royal Appliance Phantom Stock Plan as originally effective February 11, 2002, and as amended from time to time.

         2.19 PLAN YEAR. The words "Plan Year" shall mean the calendar year.

         2.20 TERMINATION OF EMPLOYMENT. The words "Termination of Employment" shall mean the Participant's cessation of his service with a Participating Employer for any reason whatsoever, whether voluntarily or involuntarily, including by reason of retirement, death, or Disability.

         2.21 VESTED PERCENTAGE. The words "Vested Percentage" shall mean, with respect to any Phantom Shares in the account of a Participant, the applicable percentage determined pursuant to Article V hereof.

         2.22 VESTED PHANTOM SHARES. The words "Vested Phantom Shares" shall mean the number of Phantom Shares in a Participant's account multiplied by the applicable Vested Percentage determined pursuant to Article V hereof.

         2.23 VESTING SERVICE. The words "Vesting Service" shall mean a Participant's period of continuous employment with the Company and a Participating Employer commencing on the date the Phantom Shares are awarded to him under the Plan and ending on his Termination of Employment.

         2.24 YEARS OF SERVICE. The words "Years of Service" shall mean a Participant's period of continuous employment with the Company and a Participating Employer commencing on his most recent date of hire and ending on his Termination of Employment.

                                  ARTICLE III

                          ELIGIBILITY AND PARTICIPATION

         3.1 ELIGIBILITY. The employees who shall be eligible to participate under this Plan shall be such employees as are designated by the Committee and qualify as members of a "select group of management or highly compensated employees" as provided in Sections 201(2), 301(a)(3), 401(a)(1) and 4021(b)(6) of the Employee Retirement Income Security Act of 1974, as amended.

         3.2 PARTICIPATION. The Committee shall notify an employee upon his or her selection for participation under the Plan of such selection. If a selected employee desires to become a Participant, the employee shall, within such time as the Committee specifies:

         (a)      furnish to the Committee all information requested by it;

         (b) execute such documents and such instruments as the Committee may require to facilitate the administration of this Plan;

         (c) agree in such form and manner as the Committee may require to be bound by the terms of this Plan and any amendments hereto; and

         (d) truthfully and fully answer any questions and supply any information which the Committee deems necessary or desirable for the proper administration of this Plan, without any reservations whatsoever.

An employee who is selected by the Committee to participate in the Plan and who performs timely all acts required to become a Participant, shall become a Participant on or as of such date as is specified by the Committee.

         3.3 TERMINATION OF PARTICIPATION. The Committee may terminate the participation of any Participant at any time. Except as otherwise provided in
Article VI, such termination of participation shall not affect the rights of the terminated Participant to the payment of the Vested Phantom Shares previously awarded to such Participant pursuant to Article X. A Participant shall automatically cease to be a Participant on the date of his or her Termination of Employment.



                                   ARTICLE IV

                             AWARD OF PHANTOM SHARES

         4.1 AUTHORIZATION OF PHANTOM SHARES. The Company has authorized three hundred thousand (300,000) Phantom Shares which may be awarded under the Plan. In the event there shall be a change in the number of Actual Shares by reason of a stock split, stock dividend, reorganization, recapitalization, cash dividend, or other similar event, a similar change shall be made in the number of Phantom Shares. The determination of the Committee with respect to any such adjustment shall be conclusive and binding upon the Participants and their beneficiaries.

         4.2 AWARD OF PHANTOM SHARES. The Committee may, from time to time and in its sole discretion, award Phantom Shares to a Participant pursuant to a Phantom Stock Agreement. Subject to all the terms and conditions of this Plan, each awarded Phantom Share which becomes a Vested Phantom Share (or is deemed to be a Vested Phantom Share hereunder) shall entitle the Participant to receive Actual Shares of the Company equal to the number of the Vested Phantom Shares awarded to a Participant hereunder, on the dates and under the method of payment as set forth in this Plan. Each Participant shall be notified by the Committee of the number of Phantom Shares which have been awarded to him.

         4.3 RIGHTS UNDER PHANTOM SHARES. Phantom Shares awarded under this Plan shall have no voting rights and shall not be entitled to receive cash or other dividends declared and paid, and the Participant shall have no other rights as a shareholder of the Company under the Ohio General Corporation Law or common law.

         4.4 BOOKKEEPING ENTRIES. All grants of Phantom Shares awarded under this Plan shall be simple bookkeeping entries for the convenience of the Company. The Company shall not be require to segregate any funds with respect to the Phantom Shares granted under this Plan. All rights of Participants, former Participants and beneficiaries under this Plan shall constitute only contractual claims against the Company and no such claim against the Company shall be secured or deemed to be secured in any manner.



                                   ARTICLE V

                            VESTING OF PHANTOM SHARES

         5.1 VESTING SCHEDULE. Subject to the provisions of Section 6.2, the Vested Percentage applicable to a Participant shall be determined on the basis of his Vesting Service in accordance with the following table:


                   Vesting                                     Vested
                   Service                                     Percentage
                   -------                                     ----------

                   Fewer than 3 years                              0%
                   At least 3 but fewer than 4 years              60%
                   At least 4 but fewer than 5 years              80%
                   5 or more years                               100%

         5.2 DEATH OR DISABILITY. Notwithstanding anything in this Article to the contrary but subject to the provisions of this Section, upon the death of a Participant or the Termination of Employment of a Participant due to Disability, the Vested Percentage applicable to a Participant shall be determined by multiplying his months of Vesting Service with the Company (measured from the date the Phantom Shares were awarded to him until his date of death or Termination of Employment due to Disability) by one-sixtieth (1/60). A fractional month of Vesting Service shall be counted as one (1) month. The Vested Percentage determined under this Section shall not exceed one hundred percent (100%).

         5.3 CHANGE IN CONTROL. Notwithstanding anything in this Article to the contrary, but subject to the provisions of this Section, the Vested Percentage applicable to a Participant shall become one hundred percent (100%) with respect to all Phantom Shares previously granted to him pursuant to this Plan (other than Phantom Shares previously forfeited pursuant to Article VI) upon the occurrence of a Change in Control.



                                   ARTICLE VI

                              EVENTS OF FORFEITURE

         6.1 FORFEITURE. Except as provided in Section 6.2, in the event that a Participant has a Termination of Employment before he is one hundred percent (100%) vested under the provisions of Article V, he shall forfeit all rights whatsoever he shall have to receive any payments on account of the Phantom Shares that are not vested on the date of his Termination of Employment.

         6.2 TERMINATION FOR CAUSE. Notwithstanding any other provision of this Plan, in the event that a Participant's Termination of Employment shall be for Cause, the Participant shall forfeit all Phantom Shares granted to him and shall forfeit all rights whatsoever he shall have to receive any payments of Actual Shares or other amounts under this Plan. If a Participant's employment could be terminated for Cause hereunder, it shall be considered so terminated regardless of whether actually so terminated or terminated voluntarily by the Participant through retirement or otherwise.

         6.3 EFFECT OF FORFEITURE. Upon the occurrence of an event described in this Article which results in forfeiture of a Participant's Phantom Shares, such Phantom Shares shall be canceled and neither the Participant nor his beneficiary shall have any further rights with respect thereto. If a Participant forfeits all rights to receive payment hereunder as a result of a Termination of Employment for Cause pursuant to Section 6.2, he shall forfeit all rights to any further payments hereunder but he shall not be required to repay amounts previously received by him hereunder. Forfeited Phantom Shares shall not be reinstated by subsequent rehire of the Participant by the Company or a Participating Employer. Forfeited Phantom Shares shall be available for reissuance under the Plan.



                                  ARTICLE VII

                            TERMINATION OF EMPLOYMENT

         7.1 TERMINATION OF EMPLOYMENT OTHER THAN FOR CAUSE. In the event of a Participant's Termination of Employment for a reason other than death or Disability, and if there is no Cause for the Company or any Participating Employer to terminate his employment, such Participant shall be entitled to receive a distribution of his Phantom Shares multiplied by his Vested Percentage.

         7.2 PAYMENT OF VESTED PHANTOM SHARES. A Participant's Vested Phantom Shares shall be paid to such Participant as provided in Article X.



                                  ARTICLE VIII

                           DISABILITY OF A PARTICIPANT

         8.1 BENEFITS PAYABLE DUE TO DISABILITY. In the event of a Participant's Termination of Employment due to his Disability, all Phantom Shares awarded to such disabled Participant which have not vested previously pursuant to this Plan shall become vested in accordance with the pro-rata vesting formula set out in
Section 5.2 as of the date the Participant's Termination of Employment due to his Disability.

         8.2 PAYMENT OF VESTED PHANTOM SHARES. A Participant's Vested Phantom Shares shall be paid to such disabled Participant as provided in Article X.



                                   ARTICLE IX

                             DEATH OF A PARTICIPANT

         9.1 BENEFITS PAYABLE DUE TO DEATH. In the event of the Termination of Employment of a Participant by reason of his death, his beneficiary shall be entitled to receive a distribution of his Vested Phantom Shares. All Phantom Shares awarded to such Participant which have not vested previously pursuant to this Plan shall become vested in accordance with the pro-rata vesting formula set out in Section 5.2 as of the Participant's date of Termination of Employment by reason of his death.

         9.2 PAYMENT OF VESTED PHANTOM SHARES. A Participant's Vested Phantom Shares shall be paid as provided in Article X to the beneficiary of the Participant.

         9.3 DEFAULT BENEFICIARY. Unless a Participant or former Participant has designated a beneficiary in accordance with the provisions of Section 9.4, his beneficiary shall be deemed to be the person or persons in the first of the following classes in which there are any survivors of such Participant or former
Participant:

         (a)      his spouse at the time of his death;

         (b)      his issue, per stirpes;

         (c)      his parents; or

         (d)      the executor or administrator of his estate.

         9.4 DESIGNATED BENEFICIARY. In lieu of having the Vested Phantom Shares distributable pursuant to this Article distributed to a beneficiary determined in accordance with the provisions of Section 9.3, a Participant may sign a document designating a beneficiary or beneficiaries to receive such Vested Phantom Shares.

         9.5 PARTIAL DISPOSITION. In the event that a Participant or former Participant, dies at a time when he has a designation on file with the Administrator which does not fully dispose of his Vested Phantom Shares under this Plan upon his death, then the Vested Phantom Shares distributable on behalf of said Participant or former Participant, the disposition of which was not determined by the deceased Participant's or former Participant's designation, shall be distributed to a beneficiary determined under the provisions of Section 9.3.

         9.6 AMBIGUITY AS TO BENEFICIARY. Any ambiguity in a Participant's beneficiary designation shall be resolved by the Administrator. Subject to
Section 9.4, the Administrator may direct a Participant to clarify his beneficiary designation and if necessary execute a new beneficiary designation containing such clarification.



                                   ARTICLE X

                            PAYMENT OF PHANTOM SHARES

         10.1 PAYMENTS BEFORE TERMINATION OF EMPLOYMENT. Subject to Sections
10.2 and 10.4, a Participant who has not had a Termination of Employment may request a distribution of all or a portion of his Vested Phantom Shares. Such request shall be made in writing in a form and manner specified by the Company and must specify the number of Vested Phantom Shares to be distributed and the date upon which such Vested Phantom Shares shall be paid which must be as soon as administratively possible following a date that is at least one (1) year after the date on which the request is made. A Participant may request a distribution before the date on which his Phantom Shares actually become vested subject to the other requirements set forth in this Section. Any distribution request shall be irrevocable unless, prior to payment, the Participant dies, has a Termination of Employment due to Disability or has a Termination of Employment at which time the request shall become null and void and the Participant's Vested Phantom Shares shall be paid as provided in Section 10.2.

         10.2 PAYMENTS ON OR AFTER A TERMINATION OF EMPLOYMENT. Upon a Participant's Termination of Employment for any reason, including death or Disability, the Participant or the beneficiary of the deceased Participant shall be entitled to a distribution equal to his Vested Phantom Shares. Such distribution shall be in a single lump sum payment on the date determined under
Section 10.5 and shall be in lieu of all other benefits under this Plan.

         10.3 CHANGE IN CONTROL. Any Phantom Shares held by a Participant under this Plan or any Phantom Shares remaining to be paid to a Participant or beneficiary under a prior distribution election shall be paid immediately to such Participant or beneficiary in a single lump sum payment upon the occurrence of a Change in Control.

         10.4 FORM AND AMOUNT OF PAYMENT.

              (a) Subject to such rules, procedures, limits and restrictions as the Administrator may establish from time to time, a Participant, may elect that distributions payable under
                     Section 10.1 be made in a single sum or in the form of annual installments over a period of no fewer than two (2) calendar years and no more than ten (10) calendar years.

              (b) Any installment form of payment shall be equal to the number of Vested Phantom Shares to be distributed to a Participant divided by the number of remaining installments to be paid.

              (c) The Administrator, with the consent of the Company, may establish procedures to permit some or all Participants to request to change their prior elections regarding the form of their benefit payments under Section 10.1, provided that any such procedures shall either require such request be made a reasonable period of time before the Phantom Shares affected by such request shall be distributable, as determined by the Company in its sole discretion, or require forfeiture of a significant portion of such Phantom Shares. The Administrator may, but is not required to, grant any such requests.

              (d) All payments under the Plan shall be made in Actual Shares of the Company. Actual Shares shall be distributed first from treasury shares and then, to the extent treasury shares are not available, from any authorized and unissued Company shares.

         10.5 COMMENCEMENT OF PAYMENTS.

              (a) Payments under Section 10.1 shall be made as soon as administratively possible following the date elected by the Participant which is at least one (1) year after the date such election is made by the Participant.

              (b) The Administrator, with the consent of the Company, may establish procedures to permit some or all Participants who have made a distribution election pursuant to Section 10.1 to request to change their prior elections regarding the time of commencement of benefits hereunder, provided that any such procedures shall either require that the request be made a reasonable period of time before the amounts affected by such request shall be distributable, as determined by the Company in its sole discretion, or require forfeiture of a significant portion of such amounts. The Administrator may, but is not required to, grant any such requests.

              (c) Single lump sum payments made under Section 10.2 shall be made as soon as administratively possible following a Participant's Termination of Employment and, in any event, no later than ninety (90) days after a Participant's Termination of Employment.

              (d) Single lump sum payments made under Section 10.3 shall be made immediately upon a Change in Control.

         10.6 PROTECTIVE DISTRIBUTIONS. In the event that the Administrator determines, in its sole discretion, that a Participant is not, or may not be, a member of a "select group of management or highly compensated employees" within the meaning of Sections 201(2), 301(a)(3), 401(a)(1) or 4021(b)(6) of the
Employee Retirement Income Security Act of 1974, as amended, then the Administrator may, in its sole discretion, terminate such Participant's participation in this Plan, and distribute such Participant's Vested Phantom Shares in a single lump sum payment. Any such distribution shall be made at such time as the Administrator determines in its sole discretion.

         10.7 TAX WITHHOLDING. A Participating Employer may withhold from any payment made by it under the Plan the number of Vested Phantom Shares equal in value to such amount or amounts as may be required for purposes of complying with the tax withholding or other provisions of the Internal Revenue Code or the Social Security Act or any state or local income or employment tax act or for purposes of paying any estate, inheritance or other tax attributable to any amounts payable hereunder.

         10.8 CANCELLATION OF PHANTOM SHARES. As of the date of payment with respect to a Phantom Share of a Participant, such Phantom Share shall be deemed canceled.



                                   ARTICLE XI

                      NONTRANSFERABILITY OF PHANTOM SHARES

         11.1 NONTRANSFERABILITY. Except as provided in Article IX with respect to the designation of beneficiaries, Phantom Shares awarded pursuant to this Plan and the right to receive payments of Vested Phantom Shares, if any, attributable thereto, are nontransferable directly, indirectly, as security for a loan or otherwise by any means, either voluntarily or by operation of law.



                                  ARTICLE XII

                                 ADMINISTRATION

         12.1 ADMINISTRATION. The Compensation Committee shall be the Administrator unless and until the Board shall appoint some other person, persons, committee, corporation, partnership or other entity as Administrator.

         12.2 POWERS OF THE ADMINISTRATOR. The Administrator shall administer and interpret this Plan. In so doing, it shall have full power and discretion:

              (a) to interpret this Plan and any related documents, to resolve ambiguities, inconsistencies and omissions, to determine any questions of fact, to determine the right to benefits of, and the amount of benefits, if any, payable to any person in accordance with the provisions of this Plan;

              (b) to enact such rules, regulations, and procedures and to prescribe the use of such administrative forms as it shall deem advisable; and

              (c) to appoint or employ such agents, attorneys, appraisers, accountants and assistants at the expense of the Company, as it may deem necessary to keep its records or to assist it in taking any other action authorized or required hereunder.

         12.3 DENIAL OF BENEFITS. If any Participant or beneficiary shall file an application for benefits hereunder and such application is denied in whole or in part by the Administrator, the applicant shall be notified in writing of the specific reason or reasons for such denial. The notice shall also set forth the specific Plan provisions upon which the denial is based, an explanation of the provisions of Section 12.4, and any other information deemed necessary or advisable by the Administrator.

         12.4 APPEALS PROCEDURE. Any Participant, any beneficiary, or any authorized representative of a Participant or beneficiary whose application for benefits hereunder has been denied, in whole or in part, by the Administrator may upon written notice to the Appeals Committee request a review by the Appeals Committee of such denial of his application. Such review may be made by written briefs submitted by the applicant and the Administrator or at a hearing, or by both, as shall be deemed necessary by the Appeals Committee. Any such hearing shall be held in the main office of the Company on such date and at such time as the Appeals Committee shall designate upon not less than seven (7) days' notice to the applicant and the Administrator unless both of them accept shorter notice. The Appeals Committee shall make every effort to schedule the hearing on a day and at a time which is convenient to both the applicant and the Administrator. After the review has been completed, the Appeals Committee shall render a decision in writing, a copy of which shall be sent to both the applicant and the Administrator. Such decision shall be made no later than sixty
(60) days following the applicant's request for review; provided, however, that in the event that a hearing is held with respect to the review of the claim, such decision shall be rendered no later than one hundred twenty (120) days following the applicant's request for review. In rendering its decision, the Appeals Committee shall have full power and discretion to interpret this Plan and related documents, to resolve ambiguities, inconsistencies and omissions, to determine any question of fact, to determine the right to benefits of, and the amount of benefits, if any, payable to, the applicant in accordance with the provisions of this Plan. Such decision shall set forth the specific reason or reasons for the decision and the specific Plan provisions upon which the decision is based. Such decision shall be final and binding on the applicant and the Administrator.

         12.5 ESTABLISHMENT OF APPEALS COMMITTEE. The Company shall appoint the members of an Appeals Committee which shall consist of three (3) or more members. The Company may appoint one Appeals Committee to hear all appeals of denied benefits that may arise under the Plan or a number of Appeals Committees with different members to hear the appeals of denied benefits that arise from Participants employed by a Participating Employer or group of Participating Employers. The members of the Appeals Committee shall remain in office at the will of the Company and the Company may, from time to time, remove any of said members with or without cause. A member of the Appeals Committee may resign upon written notice to the remaining member or members of the Appeals Committee and to the Company, respectively. The fact that a person is a Participant or a former Participant or a prospective Participant shall not disqualify him from acting as a member of the Appeals Committee, nor shall any member of the Appeals Committee be disqualified from acting on any question because of his interest therein, except that no member of the Appeals Committee may act on any claim which such member has brought as a Participant, former Participant, or Beneficiary under this Plan. In case of the death, resignation or removal of any member of the Appeals Committee, the remaining members shall act until a successor-member shall be appointed by the Company. At the Administrator's request, the Secretary of the Company shall notify the Administrator in writing of the names of the original members of the Appeals Committee, of any and all changes in the membership of the Appeals Committee, of the member designated as Chairman, and the member designated as Secretary, and of any changes in either office. Until notified of a change, the Administrator shall be protected in assuming that there has been no change in the membership of the Appeals Committee or the designation of Chairman or of Secretary since the last notification was filed with it. The Administrator shall be under no obligation at any time to inquire into the membership of the Appeals Committee or its officers. All communications to the Appeals Committee shall be addressed to its Secretary at the address of the Company.

         12.6 OPERATIONS OF APPEALS COMMITTEE. On all matters and questions, the decision of a majority of the members of the Appeals Committee shall govern and control; but a meeting need not be called or held to make any decision. The Appeals Committee shall appoint one of its members to act as its Chairman and another member to act as Secretary. The terms of office of these members shall be determined by the Appeals Committee, and the Secretary and/or Chairman may be removed by the other members of the Appeals Committee for any reason which such other members may deem just and proper. The Secretary shall do all things directed by the Appeals Committee. Although the Appeals Committee shall act by decision of a majority of its members as above provided, nevertheless in the absence of written notice to the contrary, every person may deal with the Secretary and consider his acts as having been authorized by the Appeals Committee. Any notice served or demand made on the Secretary shall be deemed to have been served or made upon the Appeals Committee.

         12.7 DELEGATION OF POWERS. The Administrator may by appropriate resolution delegate to one or more of its members the authority to exercise any of its powers in administering and interpreting this Plan.

         12.8 LIMITATION OF LIABILITY. The Administrator and the Appeals Committee shall not be liable for any action or determination made with respect to this Plan and awards under it and the Company shall indemnify all such persons, individually and collectively, against any and all losses, costs or expenses which may be incurred by them, individually or collectively, in connection with their administration of this Plan.



                                  ARTICLE XIII

                            AMENDMENT AND TERMINATION

         13.1 POWER TO AMEND AND TERMINATE PLAN. This Plan may be amended by the Company at any time, or from time to time, and may be terminated by the Company with respect to any or all Participants at any time, but no such amendment or termination will deprive any Participant of the right to receive any payment in accordance with the terms of the Plan as of the date of such amendment or termination.



                                  ARTICLE XIV

                             PARTICIPATING EMPLOYERS

         14.1 LIST OF PARTICIPATING EMPLOYERS. The initial Participating Employers as of the Effective Date are as follows:

                             PARTICIPATING EMPLOYERS

                            Royal Appliance Mfg. Co.

The Company may designate additional Participating Employers or remove Participating Employers by action of an appropriate officer of Company authorized or ratified by the Board. Such addition or deletion shall not require a formal Plan amendment.



                                   ARTICLE XV

                            PHANTOM STOCK AGREEMENTS

         15.1 EXECUTION OF PHANTOM STOCK AGREEMENTS. The Committee may, from time to time and in its sole discretion, award Phantom Shares to a Participant under this Plan by executing a Phantom Stock Agreement. Any Phantom Stock Agreement entered into pursuant to this Plan shall be in such form, and contain such terms and conditions, as the Committee may require.

         15.2 MODIFICATION OF PLAN PROVISIONS. Notwithstanding anything contained in this Plan, the Committee may, with the approval of the Board of Directors, execute a Phantom Stock Agreement with senior executives of the Company pursuant to this Plan containing terms and conditions different from, or in addition to, the terms and conditions set forth in this Plan.

The terms and conditions that may be modified or added include, but are not limited to, those relating to:

              (a)    vesting;

              (b)    forfeitures;

              (c)    the definition and effect of termination of employment;

              (d)    distributions;

              (e)    the definition and effect of death or disability;

              (f)    offsets; and

              (g)    any other provisions that the Board of Directors approves.



                                  ARTICLE XVI

                                  MISCELLANEOUS

         16.1 NO IMPLIED RIGHTS. Neither the establishment of the Plan nor any amendment thereof shall be construed as giving any Participant, beneficiary or any other person any legal or equitable right unless such right shall be specifically provided for in the Plan or conferred by specific action of the Company in accordance with the terms and provisions of the Plan. Except as expressly provided in this Plan, neither the Company nor any other Participating Employer shall be required or be liable to make any payment under the Plan.

         16.2 NO RIGHT TO PARTICIPATING EMPLOYER ASSETS. Neither the Participant nor any other person shall acquire, by reason of the Plan, any right in or title to any assets, funds or property of a Participating Employer whatsoever including, without limiting the generality of the foregoing, any specific funds, assets or other property which a Participating Employer, in its sole discretion, may set aside in anticipation of a liability hereunder. The Participant shall have only a contractual right to the amounts, if any, payable hereunder unsecured by any asset of a Participating Employer. Nothing contained in the Plan constitutes a guarantee by a Participating Employer that the assets of a Participating Employer shall be sufficient to pay any benefit to any person.

         16.3 NO EMPLOYMENT RIGHTS CREATED. This Plan shall not be deemed to constitute a contract of employment between any of the Participating Employers and any Participant, nor confer upon any Participant or employee the right to be retained in the service of any Participating Employer for any period of time, nor shall any provision hereof restrict the right of any Participating Employer to discharge or otherwise deal with any Participant or other employees, with or without cause. Nothing herein shall be construed as fixing or regulating the compensation, salary, bonus or other remuneration payable to any Participant or other employee of a Participating Employer.

         16.4 OFFSET. If, at the time payments or installments of payments are to be made hereunder, the Participant or the beneficiary or both are indebted or obligated to a Participating Employer, then the payments remaining to be made to the Participant or the beneficiary or both may, at the discretion of the Company, be reduced by the amount of such indebtedness or obligation, provided, however, that an election by the Company not to reduce any such payment or payments shall not constitute a waiver of its claim for such indebtedness or obligation.

         16.5 NON-ASSIGNABILITY. Neither the Participant nor any other person shall have any voluntary or involuntary right to commute, sell, assign, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, and any attempt to do so shall be void. All amounts payable under this Plan are expressly declared to be unassignable and non-transferable. No part of the amounts payable under this Plan shall be, prior to actual payment, subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by the Participant or any other person, or be transferable by operation of law in the event of the Participant's or any other person's bankruptcy or insolvency.

         16.6 NOTICE. Any notice required or permitted to be given under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, and if given to the Company, delivered to the principal office of the Company, directed to the attention of the Secretary of the Company. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark or the receipt for registration or certification.

         16.7 GOVERNING LAWS. The Plan shall be construed and administered according to the laws of the State of Ohio to the extent not preempted by the laws of the United States of America.

         16.8 INCAPACITY. If the Administrator determines that any Participant or beneficiary entitled to payments under the Plan is incompetent by reason of physical or mental disability and is consequently unable to give a valid receipt for payments made hereunder, or is a minor, the Administrator may order the payments becoming due to such Participant or beneficiary to be made to another person for the benefit of such Participant or beneficiary, without responsibility on the part of the Administrator to follow the application of amounts so paid. Payments made pursuant to this Section shall completely discharge the Plan, the Administrator, the Participating Employers and the Appeals Committee with respect to such payments.

         16.9 ADMINISTRATIVE FORMS. All applications, elections and designations in connection with the Plan made by a Participant or beneficiary shall become effective only when duly executed on forms provided by the Administrator and filed with the Administrator.

         16.10 INDEPENDENCE OF PLAN. Except as otherwise expressly provided herein, this Plan shall be independent of, and in addition to, any other employee benefit agreement or plan or any rights that may exist from time to time thereunder.

         16.11 RESPONSIBILITY FOR LEGAL EFFECT. Neither the Company, any other Participating Employer, the Administrator, the Appeals Committee, nor any officer, member, delegate or agent of any of them, makes any representations or warranties, express or implied, or assumes any responsibility concerning the legal, tax, or other implications or effects of this Plan.

         16.12 SUCCESSORS. The terms and conditions of this Plan shall inure to the benefit of and bind the Company, the Participating Employers, the Administrator, the Appeals Committee and its members, the Participants, their beneficiaries, and the successors, assigns, and personal representatives of any of them.

         16.13 HEADINGS AND TITLES. The Section headings and titles of Articles used in this Plan are for convenience of reference only and shall not be considered in construing this Plan.

         16.14 GENERAL RULES OF CONSTRUCTION. The masculine gender shall include the feminine and neuter, and vice versa, as the context shall require. The singular number shall include the plural, and vice versa, as the context shall require. The present tense of a verb shall include the past and future tenses, and vice versa, as the context may require.

         16.15 SEVERABILITY. In the event that any provision or term of this Plan, or any agreement or instrument required by the Administrator hereunder, is determined by a judicial, quasi-judicial or administrative body to be void or not enforceable for any reason, all other provisions or terms of this Plan or such agreement or instrument shall remain in full force and effect and shall be enforceable as if such void or nonenforceable provision or term had never been a part of this Plan, or such agreement or instrument.

         16.16 ACTIONS BY THE COMPANY. Except as otherwise provided herein, all actions of the Company under this Plan shall be taken by the Board, by any officer of the Company, or by any other person designated by any of the foregoing.

         IN WITNESS WHEREOF, Royal Appliance Mfg. Co., by its duly authorized officers, has caused this 2002 Royal Appliance Phantom Stock Plan to be executed as of this 11th day of February 2002.



                                        ROYAL APPLIANCE MFG. CO.


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